May 22, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Cyberspace Vita, Inc. dated May 22, 2017. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.
Hackensack, New Jersey